UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 19, 2012	000-52641
Date of Report (Date of earliest event reported)	Commission File Number

INFRASTRUCTURE MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Delaware	98-0492752
(State or other jurisdiction of incorporation or	(I.R.S. Employer Identification Number)
organization)

1135 Terminal Way, Suite 207B
Reno, NV 89502 USA
(Address of Principal Executive Offices) (Zip Code)

775-322-4448
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events

On April 19, 2012, the TSX Venture Exchange approved the engagement by Infrastructure Materials Corp. (the “Company”) of Teatyn Enterprises, Inc. (“Teatyn”) pursuant to a Consulting Agreement (the “Teatyn Agreement”). The Teatyn Agreement is effective as of April 1, 2012. Pursuant to the Teatyn Agreement, Teatyn will provide certain investor relation services to the Company for a period of one year.

Under the terms of the Teatyn Agreement, Teatyn will receive a monthly fee of CDN$5,000.00 and options (the “Options”) to purchase up to 350,000 shares of the Company’s common stock at an exercise price of CDN$0.10 per share. The Options will vest at a rate of one twelfth (1/12) per month during the term of the Teatyn Agreement, such vesting subject to the terms of the Company’s Stock Option Plan and the policies of the TSX Venture Exchange. Unexercised Options, if any, will terminate thirty days following the expiry or termination of the Teatyn Agreement.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transaction.

Not applicable.

(d)	Exhibits.

99.1	Press Release dated April 20, 2012 entitled, “Infrastructure Material Corp. Appoints Investor Relation Consultant”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRASTRUCTURE MATERIALS CORP.

April 20, 2012		/s/ Anne Macko
	Name:	Anne Macko
	Title:	Secretary